Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Brownshire Holdings, Inc. (“Brownshire”), that, to his knowledge, the Quarterly Report of Brownshire on Form 10-KSB for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Brownshire. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-QSB.

Date: March 17, 2008	/s/ Steven A. Rothstein
Steven A. Rothstein, President
(Principal Executive Officer)

Date: March 17, 2008	/s/ Norman S, Lynn
Norman S. Lynn, Vice President, Corporate Secretary, and Treasurer
(Principal Financial and Accounting Officer)